EXHIBIT 99.1

Chegg Acquires Mathway to Expand its Math Offerings Globally

Chegg adds a premier global math solver to its portfolio of world-class direct-to-student learning support

SANTA CLARA, Calif., June 4, 2020 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE: CHGG), a Smarter Way to Student®, today announced it has acquired the popular math solver Mathway. Mathway has subscribers in approximately 100 countries and has been localized in 13 languages.

“Math proficiency is a foundational and critical pillar of learning around the world,” said Nathan Schultz, President of Learning Services at Chegg. “The modern student understands that the mastery of math is more important than ever, and Mathway has built an incredible product that students love. Bringing Mathway into the Chegg family will bring additional subject coverage, languages, and international reach, significantly expanding our TAM,” Schultz added.

Math deficiency is a large-scale issue that is pervasive in both education and workforce preparedness. In the latest OECD rankings, the US ranked 37th of developed countries in terms of math proficiency1.

Founded in 2002 by middle school friends Frank Balcavage and Jake Kuehner, Mathway has become one of the highest rated education mobile apps2. Mathway teaches students with an easy-to-use solver that can be accessed through optical character recognition and offers step-by-step instruction to teach both simple and complex mathematics.

“In Mathway we set out to build a math solver that could work directly with a range of students to help them master all forms of math, and meet them at their level,” said Balcavage. “Chegg shares our direct-to-the-student, always available, step-by-step instruction model. By joining them we believe we will quickly be able to scale to help millions of students at a time when math is increasingly important,” Kuehner added.

Mathway offers a vast range of subject areas with 400+ different topics including pre-algebra, algebra, trigonometry, pre-calculus, calculus, and linear algebra, and related disciplines. In 2019, Mathway solved over 1.3 billion problems for learners.

Mathway is used across the academic spectrum for both learning and instruction; approximately half of its users are in high school, while 1 in 10 are teachers, professors or parents. Mathway’s ‘Ask an Expert - Live’ feature allows those still struggling with a concept to get immediate support.

Chegg acquired Mathway for approximately $100 million in an all-cash transaction. There are potential additional payments of up to $15 million payable in cash over the next three years that remain subject to performance and other contingencies.

Mathway's 2019 unaudited net revenue was approximately $13 million. Chegg expects the Q2 2020 revenue contribution of Mathway, after the effect of the fair-value adjustment through purchase accounting to deferred revenue, to be approximately $0.5 million and an adjusted EBITDA loss of approximately $0.5 million.

For more information about the use of forward-looking non-GAAP measures, see the below section of the press release titled "Use of Non-GAAP Measures."
1 http://www.oecd.org/pisa/PISA%202018%20Insights%20and%20Interpretations%20FINAL%20PDF.pdf
2 IOS Appstore, 4.9/5 rating

About Chegg

Chegg is a Smarter Way to Student. As the leading direct-to-student learning platform, we strive to improve educational outcomes by putting the student first in all our decisions. We support students on their journey from high school to college and into their career with tools designed to help them pass their test, pass their class, and save money on required materials. Our services are available online, anytime and anywhere, so we can reach students when they need us most. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Use of Non-GAAP Measures

To supplement Chegg's financial results presented in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release contains the non-GAAP financial measure adjusted EBITDA. The presentation of this non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Chegg defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for print textbook depreciation expense and to exclude share-based compensation expense, other income, net, restructuring charges, and acquisition-related compensation costs. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that adjusted EBITDA, when taken together with the corresponding GAAP net loss, provide meaningful supplemental information regarding Chegg's performance by excluding items that may not be indicative of Chegg's core business, operating results or future outlook. Chegg management uses adjusted EBITDA in assessing Chegg's operating results, as well as when planning, forecasting and analyzing future periods and believes that such measure enhances investors' overall understanding of our current financial performance. Adjusted EBITDA also facilitates comparisons of Chegg's performance to prior periods.

A reconciliation of forward-looking Q2 2020 adjusted EBITDA to net loss is not available without unreasonable effort due to the unavailability of certain information needed to calculate reconciling items, largely driven by the unknown effect of purchase accounting adjustments on such reconciling line items. However, Chegg believes that the change between the adjusted EBITDA guidance contained within this press release, from our most recently issued adjusted EBITDA guidance for Q2 2020 furnished in our Current Report on Form 8-K and filed with the Securities and Exchange Commission ("SEC") on May 2, 2020, will mostly impact the net loss reconciling line item.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding Chegg's belief that Mathway will significantly expand Chegg’s TAM; that Mathway will be able to quickly scale to help millions of more students; Mathway’s expected Q2 2020 revenue contribution; and Mathway’s expected contribution of $0.5 million adjusted EBITDA loss for Q2 2020. Statements regarding future events are based on management's current expectations and projections about future events and trends that we believe may affect Chegg’s financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including the potential impact on the business of Mathway due to the acquisition, general economic conditions, including the ongoing effects of the COVID-19 pandemic, competition, integration risks, and other factors described in the "Risk Factors" section of Chegg's most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 filed with the SEC on May 4, 2020 and Chegg's other SEC filings. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events discussed herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You can obtain copies of Chegg's SEC filings on the SEC's website at www.sec.gov or at Chegg Investor Relations website at investor.chegg.com. The forward-looking statements included herein are made only as of the date hereof, and Chegg undertakes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Investor Contact	Media Contact
Tracey Ford	Marc Boxser
ir@chegg.com	press@chegg.com